Exhibit 99.1

Global Medical REIT Announces First Quarter 2025 Financial Results

– Completes Acquisition of Previously Announced $69.6 Million Five-Property Medical Portfolio –

– Reaffirms Full Year 2025 AFFO Guidance –

Bethesda, MD – May 7, 2025 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three months ended March 31, 2025 and other data.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “During the first quarter, we continued to deliver steady results supported by the high quality of our portfolio and stability of our tenant base. I’m pleased to announce we have completed the acquisition of the five-property portfolio we announced in the fourth quarter of last year. These properties are a great strategic fit to our existing portfolio given (i) the procedural-based nature of the tenants’ specialties (including cardiology, gastroenterology, imaging and oncology tenants) and the close proximity of the buildings to hospital campuses, each of which promotes tenant retention, and (ii) that almost 70% of the leases are triple-net leases. We utilized our deep relationships in the industry to win the bidding for this portfolio at an attractive cap rate of 9.0%, which further demonstrates our ability to acquire properties in a higher cost of capital environment. I am extremely proud of this acquisition and, with our strong liquidity position, we will continue to actively monitor the transaction market for acquisition opportunities that meet our disciplined investment criteria. As I transition from my role as CEO, I would like to express my appreciation to the entire GMRE family for their dedication and contributions to our shared success.”

First Quarter 2025 and Other Highlights

•	Net income attributable to common stockholders was $2.1 million, or $0.03 per diluted share, as compared to $0.8 million, or $0.01 per diluted share, in the comparable prior year period.

•	Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $14.8 million, or $0.20 per share and unit, as compared to $14.9 million, or $0.21 per share and unit, in the comparable prior year period.

•	Adjusted funds from operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $16.0 million, or $0.22 per share and unit, as compared to $16.5 million, or $0.23 per share and unit, in the comparable prior year period.

•	Completed the acquisition of the previously announced five-property portfolio of medical real estate for a purchase price of $69.6 million encompassing an aggregate of 486,598 leasable square feet with aggregate annualized base rent of $6.3 million. Three of the properties closed in February 2025 and the remaining two properties closed in April 2025.

•	Completed the disposition of two medical facilities during the quarter, receiving aggregate gross proceeds of $8.2 million, resulting in an aggregate gain of $1.4 million. At the dates of disposition, one facility was occupied and one facility was vacant. The cap rate on the sale of the occupied facility was 6.7%.

•	Portfolio leased occupancy was 95.6% at March 31, 2025.

1

Financial Results

Rental revenue for the first quarter of 2025 decreased 1.4% year-over-year to $34.6 million. Total expenses for the first quarter were $32.2 million, compared to $32.8 million for the comparable prior year period.

General and administrative expenses for the first quarter were $3.6 million, compared to $4.4 million for the comparable prior year period. This decrease primarily resulted from a reduction in non-cash LTIP compensation expense resulting from the required accounting treatment of unvested LTIP units held by Mr. Busch, pursuant to the terms of his Transition and Separation Agreement and General Release of Claims, dated January 8, 2025.

Interest expense for the first quarter was $7.2 million, compared to $6.9 million for the comparable prior year period. The increase was primarily due to higher average borrowings, partially offset by lower interest rates, during the first quarter of 2025, compared to the prior year period.

Net income attributable to common stockholders for the first quarter totaled $2.1 million, or $0.03 per diluted share, compared to $0.8 million, or $0.01 per diluted share, in the comparable prior year period.

The Company reported FFO of $14.8 million, or $0.20 per share and unit, and AFFO of $16.0 million, or $0.22 per share and unit, for the first quarter of 2025, compared to FFO of $14.9 million, or $0.21 per share and unit, and AFFO of $16.5 million, or $0.23 per share and unit, in the comparable prior year period.

Investment Activity

As previously announced, in October 2024, the Company entered into a purchase agreement to acquire a five-property portfolio of medical real estate for an aggregate purchase price of $69.6 million at a cap rate of 9.0%. In February 2025, the Company completed the acquisition of three of the five properties encompassing an aggregate of 188,874 leasable square feet for an aggregate purchase price of $31.5 million with aggregate annualized base rent of $2.7 million.

In April 2025, the Company completed the acquisition of the remaining two properties in the five-property portfolio encompassing an aggregate of 297,724 leasable square feet for an aggregate purchase price of $38.1 million with aggregate annualized base rent of $3.6 million. In total the five-property portfolio had a purchase price of $69.6 million with 486,598 leasable square feet and annualized base rent of $6.3 million.

During the quarter the Company completed the disposition of two medical facilities, receiving aggregate gross proceeds of $8.2 million, resulting in an aggregate gain of $1.4 million. At the dates of disposition, one facility was occupied and one facility was vacant. The cap rate on the sale of the occupied facility was 6.7%.

2

Portfolio Update

As of March 31, 2025, the Company’s portfolio was 95.6% occupied and comprised of 4.9 million leasable square feet with an annualized base rent of $113.4 million. As of March 31, 2025, the weighted average lease term for the Company’s portfolio was 5.6 years with weighted average annual rent escalations of 2.2%, and the Company’s portfolio rent coverage ratio was 4.4 times.

On January 11, 2025, the Company’s tenant, Prospect Medical Group (“Prospect”), filed for Chapter 11 bankruptcy reorganization. As of January 11, 2025, Prospect owed the Company approximately $2.4 million related to leases at three of the Company’s healthcare facilities, including $2.2 million related to the Company’s facility in East Orange, New Jersey. As of March 31, 2025, the Company and Prospect entered into a Stipulation and Agreed Order (the “Order”) with the bankruptcy courts whereby Prospect rejected its lease at the Company’s East Orange, New Jersey facility (allowing the Company to begin working directly with subtenants to enter into new direct leases with them and begin marketing the remainder of the facility for lease) and the Company agreed to waive all post-petition amounts due for the month of March 2025. Pursuant to the Order, as of May 6, 2025, Prospect has paid the Company $250 thousand, representing all post-petition amounts due through February 28, 2025, at this facility.

As of May 6, 2025, Prospect had not decided if it was going to accept or reject its remaining leases with the Company.

Balance Sheet and Capital

At March 31, 2025, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $677.0 million and the Company’s leverage was 46.1%. As of March 31, 2025, the Company’s total debt carried a weighted average interest rate of 3.84% and a weighted average remaining term of 1.8 years.

As of May 6, 2025, the Company’s borrowing capacity under the credit facility was $187 million.

The Company did not issue any shares of common stock under its ATM program during the first quarter of 2025 or from April 1, 2025 through May 6, 2025.

Dividends

As previously announced, on February 26, 2025, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of March 21, 2025, which was paid on April 9, 2025, representing the Company’s first quarter 2025 dividend payment.

3

Additionally, on February 26, 2025, the Board declared a $0.46875 per share cash dividend to holders of record as of April 15, 2025, of the Company’s Series A Preferred Stock, which was paid on April 30, 2025. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2025 through April 29, 2025.

2025 Guidance

The Company is reaffirming its full year 2025 AFFO per share and unit guidance of $0.89 to $0.93. Guidance is based on the following primary assumptions and other factors:

•	No additional acquisitions or dispositions other than activity that has been either completed or announced.
•	No additional equity or debt issuances other than normal course Revolver borrowing/repayments.
•	AFFO guidance excludes one-time obligations related to the CEO succession plan.

The Company’s 2025 guidance is based on the above and additional assumptions that are subject to change many of which are outside of the Company’s control. There can be no assurance that the Company’s actual results will not be materially different than these expectations. If actual results vary from these assumptions, the Company’s expectations may change.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because certain information required for such reconciliation is not available without unreasonable efforts due to the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, May 8, 2025 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

4

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”) and Adjusted Funds From Operations attributable to common stockholders and noncontrolling interest (“AFFO”) and Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”). A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

5

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense and (h) other items related to unconsolidated partnerships and joint ventures.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 21% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 21% of non-reporting tenants is Pipeline Healthcare, LLC, which (i) was sold to Heights Healthcare in October 2023 and is being operated under new management and (ii) occupies our only acute-care hospital asset, which is not one of our core asset classes. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

6

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for March 2025 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis or that are in a free rent period are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), 2025 AFFO guidance, future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

7

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	March 31, 2025	December 31, 2024
Assets
Investment in real estate:
Land	$173,293	$174,300
Building	1,064,782	1,044,019
Site improvements	24,266	23,973
Tenant improvements	75,023	69,679
Acquired lease intangible assets	141,828	138,945
	1,479,192	1,450,916
Less: accumulated depreciation and amortization	(301,190)	(288,921)
Investment in real estate, net	1,178,002	1,161,995
Cash and cash equivalents	5,412	6,815
Restricted cash	2,176	2,127
Tenant receivables, net	8,104	7,424
Due from related parties	420	270
Escrow deposits	915	711
Deferred assets	28,251	28,208
Derivative asset	13,713	18,613
Goodwill	5,903	5,903
Investment in unconsolidated joint venture	1,992	2,066
Other assets	24,667	22,354
Total assets	$1,269,555	$1,256,486

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $4,318 and $4,868 at March 31, 2025 and December 31, 2024, respectively	$662,782	$631,732
Notes payable, net of unamortized debt issuance costs of $13 and $22 at March 31, 2025 and December 31, 2024, respectively	14,248	14,399
Accounts payable and accrued expenses	14,519	16,468
Dividends payable	16,597	16,520
Security deposits	3,374	3,324
Other liabilities	16,030	14,191
Acquired lease intangible liability, net	3,902	3,936
Total liabilities	731,452	700,570
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2025 and December 31, 2024, respectively (liquidation preference of $77,625 at March 31, 2025 and December 31, 2024, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 66,879 shares and 66,871 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	67	67
Additional paid-in capital	734,290	734,223
Accumulated deficit	(305,677)	(293,736)
Accumulated other comprehensive income	13,713	18,613
Total Global Medical REIT Inc. stockholders' equity	517,352	534,126
Noncontrolling interest	20,751	21,790
Total equity	538,103	555,916
Total liabilities and equity	$1,269,555	$1,256,486

8

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Rental revenue	$34,595	$35,069
Other income	23	49
Total revenue	34,618	35,118

Expenses
General and administrative	3,620	4,446
Operating expenses	7,585	7,384
Depreciation expense	10,307	10,113
Amortization expense	3,520	3,971
Interest expense	7,167	6,890
Total expenses	32,199	32,804

Income before other income (expense)	2,419	2,314
Gain on sale of investment properties	1,358	—
Equity loss from unconsolidated joint venture	(40)	—

Net income	$3,737	$2,314
Less: Preferred stock dividends	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(178)	(65)
Net income attributable to common stockholders	$2,104	$794

Net income attributable to common stockholders per share – basic and diluted	$0.03	$0.01

Weighted average shares outstanding – basic and diluted	66,873	65,573

9

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended March 31,
	2025	2024
Net income	$3,737	$2,314
Less: Preferred stock dividends	(1,455)	(1,455)
Depreciation and amortization expense	13,806	14,024
Depreciation and amortization expense from unconsolidated joint venture	49	—
Gain on sale of investment properties	(1,358)	—
FFO attributable to common stockholders and noncontrolling interest	$14,779	$14,883
Amortization of above market leases, net	452	251
Straight line deferred rental revenue	(57)	(400)
Stock-based compensation expense	151	1,233
Amortization of debt issuance costs and other	559	562
Severance and transition related expense	104	—
Other adjustments from unconsolidated joint venture	31	—
AFFO attributable to common stockholders and noncontrolling interest	$16,019	$16,529

Net income attributable to common stockholders per share – basic and diluted	$0.03	$0.01
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.20	$0.21
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$0.22	$0.23

Weighted Average Shares and Units Outstanding – basic and diluted	72,375	70,757

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	66,873	65,573
Weighted Average OP Units	2,244	2,244
Weighted Average LTIP Units	3,258	2,940
Weighted Average Shares and Units Outstanding – basic and diluted	72,375	70,757

10

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended March 31,
	2025	2024
Net income	$3,737	$2,314
Interest expense	7,167	6,890
Depreciation and amortization expense	13,827	14,084
Unconsolidated joint venture EBITDAre adjustments (1)	85	—
Gain on sale of investment properties	(1,358)	—
EBITDAre	$23,458	$23,288
Stock-based compensation expense	151	1,233
Amortization of above market leases, net	452	251
Severance and transition related expense	104	—
Interest rate swap mark-to-market at unconsolidated joint venture	35	—
Adjusted EBITDAre	$24,200	$24,772

(1)	Includes joint venture interest, depreciation and amortization and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

11